CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-298966 on Form S-6 of our report dated November 10, 2026, relating to the financial statement of FT 13354, comprising Dorsey Wright Relative Strength Top 50, Series 66, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

November 10, 2026